EX-99.23(g)(23)

                                  AMENDMENT TO
                              AMENDED AND RESTATED
                             MUTUAL FUND CUSTODY AND
                               SERVICES AGREEMENT


     This Amendment dated the 14th day of August, 2008, to the Amended and Restated Mutual Fund Custody and Service Agreement effective as of May 1, 2001 (the "Agreement") by and between JNL Series Trust and JNL Investors Series Trust (each individually the "Trust") and The Bank of New York Mellon (successor by operation of law to Mellon Trust of New England, N.A.) ("Custodian").

     WHEREAS, the Trust and the Custodian have entered into the Agreement;

     WHEREAS, in order to reflect a change in Authorized Persons to add Garett Childs.

     NOW, THEREFORE, the parties hereto agree to amend the Agreement as follows:

1. To delete Appendix A of the Agreement and substitute it with Appendix A attached hereto.

2. Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

3. The Trust and the Custodian hereby each represent and warrant to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the Trust or Custodian to this Amendment.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.


JNL SERIES TRUST                          THE BANK OF NEW YORK MELLON
JNL INVESTORS SERIES TRUST


By: __________________________________    By: __________________________________
Name:    Mark D. Nerud                    Name:    _____________________________
Title:   President                        Title:   _____________________________

                                   APPENDIX A
                           LIST OF AUTHORIZED PERSONS


     I, Susan S. Rhee, the Secretary of the JNL Series Trust and the JNL Investors Series Trust, a business trust organized under the laws of the Commonwealth of Massachusetts (each individually, the "Trust"), do hereby certify that:

     The following individuals have been duly authorized as Authorized Persons to give Instructions on behalf of the Trust and each Fund thereof and the specimen signatures set forth opposite their respective names are their true and correct signatures:

NAME                                   SIGNATURE


Eric Bjornson                          _________________________________________

Garett Childs                          _________________________________________

Kelly L. Crosser                       _________________________________________

Steven J. Fredricks                    _________________________________________

J. Kevin Kenely                        _________________________________________

Tracey McLaughlin                      _________________________________________

Lynn Mouser                            _________________________________________

Mark D. Nerud                          _________________________________________

Michael Piszczek                       _________________________________________

Susan S. Rhee                          _________________________________________


                                      JNL SERIES TRUST
                                      JNL INVESTORS SERIES TRUST


                                      By:_______________________________________
                                      Name:  Susan S. Rhee, Secretary
                                      Dated: August 14, 2008